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HANCOCK FABRICS, INC.                                                 EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE
(unaudited)

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
(dollars in thousands, except for
  per share amounts)                                         Thirteen Weeks Ended
                                                          --------------------------
                                                           April 30,        May 1,
                                                             1995            1994
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
Primary earnings per share

  Net earnings                                           $     1,298     $     1,024
                                                         ===========     ===========

  Weighted average number of common shares
   outstanding during period                              21,452,225      21,443,139

  Additional shares attributable to common
   stock equivalents                                         159,612          91,195

  Shares attributable to tax effect of restricted stock
   and related deferred compensation                        (439,879)       (386,543)
                                                         -----------     -----------

                                                          21,171,958      21,147,791
                                                         ===========     ===========

  Earnings per share                                     $      0.06     $      0.05
                                                         ===========     ===========

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Fully diluted earnings per share

  Net earnings                                           $     1,298     $     1,024
                                                         ===========     ===========

  Weighted average number of common shares
   outstanding during period                              21,452,225      21,443,139

  Additional shares attributable to common
   stock equivalents                                         159,590          91,211

  Shares attributable to tax effect of restricted stock
   and related deferred compensation                        (439,879)       (386,543)
                                                         -----------     -----------

                                                          21,171,936      21,147,807
                                                         ===========     ===========

  Earnings per share                                     $      0.06     $      0.05
                                                         ===========     ===========

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